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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SIERRA WELL SERVICE, INC.

                 (RENAMED HEREIN AS BASIC ENERGY SERVICES, INC.)

         Sierra Well Service, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), hereby certifies as follows pursuant to Sections 242 and 245 of the DGCL:

         1. The original Certificate of Incorporation of the Corporation was filed under the name "Sierra Well Service, Inc." in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 26, 1992.

         2. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Amended and Restated Certificate of Incorporation, and in lieu of a meeting of the stockholders, written consent to this Amended and Restated Certificate of Incorporation was given by the holders of a majority of the outstanding stock of the Corporation in accordance with Section 228 of the DGCL.

         3. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

         FIRST:  The name of the corporation is:

                           BASIC ENERGY SERVICES, INC.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 25,000,000, of which 5,000,000 shares shall be Preferred Stock, and 20,000,000 shares shall be Common Stock par value $.01 per share. All designations of Series of Preferred Stock pursuant to the Certificate of Designations of Series A Cumulative Preferred Stock, the Certificate of Designations of Series B Convertible Preferred



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Stock and the Certificate of Designations of Series C Convertible Preferred
Stock shall continue to be integrated into this Amended and Restated Certificate of Incorporation until eliminated by the Corporation's Board of Directors in accordance with Section 151(g) of the DGCL. As permitted under Section 242(a)(3) of the DGCL, the par value of shares of Common Stock no par value outstanding on the effective date of this amended Certificate of Incorporation is hereby changed to par value $.01 per share.

         A. Preferred Stock. (1) Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (herein called the "Directors' Resolution"). Such Directors' Resolution may (i) limit the number of shares of such series that may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock or other securities of the Corporation, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors, to the extent not inconsistent with this Article FOURTH and to the full extent now or hereafter permitted by the laws of the State of Delaware.

         (2) Except as expressly provided by law, or except as may be provided in any Directors' Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders of the Corporation.

         (3) Preferred Stock that is redeemed, purchased or retired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject


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         to the provisions of any Directors' Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

         B. Common Stock. All shares of the Common Stock of the Corporation shall be identical and except as otherwise required by law or as otherwise provided in the Directors' Resolution or Resolutions, if any, adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.

         FIFTH: The business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The number of directors constituting the Board of Directors shall be fixed by the Board of Directors, but shall not be less than three or more than 15. The directors shall be divided into three classes, designated Class I, Class II and Class III. The initial term for directors in Class I shall expire at the annual meeting of stockholders to be held in 2001; the initial term for directors in Class II shall expire at the annual meeting of stockholders to be held in 2002; and the initial term for directors in Class III shall expire at the annual meeting of stockholders to be held in 2003.

         At the expiration of the initial term of each class of directors, and of each succeeding term of each class, each class of directors shall be elected to serve until the annual meeting of stockholders held three years from such expiration and until their successors are elected and qualified or until their earlier death, resignation, removal or retirement. Any increase or decrease in the number of directors constituting the Board shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible to one-third the whole number of directors as so adjusted. Any director elected or appointed to fill a vacancy shall hold office for the remaining term of the class to which such directorship is assigned. No decrease in the number of directors constituting the Corporation's Board of Directors shall shorten the term of any incumbent director. Any vacancy in the Board of Directors, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, shall be filled by the majority vote of the remaining directors. The Bylaws may contain any provision regarding classification of the Corporation's directors not inconsistent with the terms hereof.

         A director of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at an election of directors, subject to further restrictions on removal, not inconsistent with this Article FIFTH, as may be contained in the Bylaws.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of


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office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         A. The Board of Directors is authorized to alter, amend or repeal the Bylaws or adopt new Bylaws of the Corporation. The stockholders shall not repeal or change the Bylaws of the Corporation unless such repeal or change is approved by the affirmative vote of the holders of not less than 80% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this paragraph A as a single class.

         B. Election of directors need not be by written ballot unless the Bylaws so provide.

         C. In addition to the powers herein or by statute expressly conferred upon the Corporation's directors, the Corporation's directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

         D. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to (i) any agreements among and between stockholders, (ii) the rights of creditors and (iii) rights expressly provided for particular classes or series of stock, for the distribution pro rata among the stockholders of the Corporation of assets of the Corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the value of the different assets of the Corporation for the purpose of such liquidation and may divide, or authorize the Board of Directors of the Corporation to divide, such assets or any part thereof among the stockholders of the Corporation in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

         E. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specific circumstances:



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                           (1) any action required or permitted to be taken by
                  the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders;

                           (2) special meetings of the stockholders of the
                  Corporation may be called only by the Chairman of the Board of Directors and shall be called within ten (10) days after the written request, or by resolution adopted by the affirmative vote, of a majority of the Board of Directors; and

                           (3) the business permitted to be conducted at any
                  special meeting of the stockholders is limited to the business brought before the meeting by the Chairman or by the Secretary at the request of a majority of the Board of Directors.

         SEVENTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         EIGHTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from shares of capital stock or other securities of the Corporation. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

         (a) the initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights;

         (b) provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation.

         (c) provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.



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         (d) provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void;

         (e) provisions that permit the Corporation to redeem the Rights;

         (f) the appointment of one or more agents to take specified actions on behalf of the Corporation with respect to the Rights; and

         (g) such other provisions relating to the Rights as may be determined by the Board of Directors.

         NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         TENTH: To the maximum extent permitted by Delaware law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and
(A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or


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omission was unlawful. The Corporation may, with the approval of its Board of
Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in
(a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

         The Corporation shall, as a condition to advancing expenses to a director or officer, obtain a written undertaking by or on behalf of such director or officer to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that such persons are not entitled to be indemnified by the Corporation under Delaware law or any applicable contract.

         Neither the amendment nor repeal of this Article TENTH, nor the adoption or amendment of any other provision of the Bylaws of the Corporation inconsistent with this Article TENTH, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         ELEVENTH: At any time after the closing of an initial public offering of the Corporation's common stock with gross proceeds in excess of $40 million, the provisions set forth in this Article ELEVENTH and Articles FIFTH, SIXTH, EIGHTH and NINTH hereof may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article ELEVENTH as a single class. The voting requirements contained in this Article ELEVENTH and in Article SIXTH hereof shall be in addition to voting requirements imposed by law, other provisions of this Certificate of Incorporation or any designation of preferences in favor of certain classes or series of shares of capital stock of the Corporation.

         TWELFTH: The Corporation is to have perpetual existence.


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         IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been executed for and on behalf of the Corporation by its officers thereunto duly authorized as of May 23, 2000.

                                             /s/ Kenneth V. Huseman
                                          --------------------------------------
                                          Name:  Kenneth V. Huseman
                                          Title: President, Chief Executive
                                                 Officer and Vice Chairman






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